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                                                                     EXHIBIT 5.1
                          CALFEE, HALTER & GRISWOLD LLP
                                ATTORNEYS AT LAW
                         1400 McDonald Investment Center
                 800 Superior Avenue Cleveland, Ohio 44114-2688


                                             April 9, 1997

Elcom International, Inc.
10 Oceana Way
Norwood, Massachusetts  02062

     We are familiar with the proceedings taken and proposed to be taken by Elcom International, Inc., a Delaware corporation (the "Company"), with respect to 2,400,000 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company to be issued and sold from time to time upon the exercise of options granted pursuant to the 1996 Stock Option Plan of the Company (the "Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

     In this connection, we have examined the Restated Certificate of Incorporation and the By-Laws of the Company, both as amended, records of proceedings of the Board of Directors and stockholders of the Company, and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Shares, when issued and sold pursuant to the terms and conditions of the Plan, will be duly authorized and validly issued, fully paid and nonassessable.

     We are admitted to the practice of law solely in the State of Ohio. The opinions expressed in this letter are limited to matters of Ohio law, Delaware general corporate law and United States federal law.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond that expressly stated herein. This opinion is furnished to you and is solely for your benefit. No other person or entity may rely upon the opinion set forth herein without the prior written consent of the undersigned.

                                             Very truly yours,

                                             /s/ CALFEE, HALTER & GRISWOLD LLP
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                                             CALFEE, HALTER & GRISWOLD LLP